Exhibit 99.2

Execution Version

COMMITMENT INCREASE AND ADDITIONAL LENDER SUPPLEMENT

Dated November 2, 2022

To:	The Bank of Nova Scotia, as Administrative Agent
under the Credit Agreement referred to below

WHEREAS, reference is made to the TERM LOAN CREDIT AGREEMENT, dated as of August 16, 2022 (as amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), by and among ORACLE CORPORATION, a Delaware corporation (the “Borrower”), each of the Lenders named therein, THE BANK OF NOVA SCOTIA, as administrative agent (the “Administrative Agent”) and the sole bookrunner, and the other parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrower has requested to increase the Commitments under the Credit Agreement, has offered existing Lenders the opportunity to participate in such increase in Commitments and has offered additional banks, financial institutions or other entities the opportunity to participate in such increase in Commitments pursuant to Section 2.03 of the Credit Agreement; and

WHEREAS, the parties hereto desire to amend and supplement the Credit Agreement pursuant to Section 2.03 of the Credit Agreement as further set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section A. Commitment Increase

1.
The effective date of the Commitment Increase (the “Increased Facility Closing Date”) is November 2, 2022.
2.
The aggregate amount of the Commitment Increase contemplated hereby is $1,270,000,000, consisting of $1,100,000,000 of Term Loan 1 Commitments and $170,000,000 of Term Loan 2 Commitments. Subject to the terms and conditions set forth herein, each Lender and each Additional Lender (as defined below) party hereto agrees to provide additional Commitments pursuant to Section 2.03 of the Credit Agreement in the amount set forth on each such Lender’s or Additional Lender’s signature page hereto.
3.
The agreement of each Lender and each Additional Lender party hereto, as applicable, to provide its applicable new Term Loan 1 Commitment and/or Term Loan 2 Commitment on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:
(a)
The Administrative Agent shall have received (i) this supplement (the “Supplement”) executed and delivered by the Borrower, each Lender providing a new Commitment pursuant to this Supplement, each Additional Lender and the Administrative Agent and (ii) a favorable opinion addressed to the Lenders party hereto and the Additional Lenders of (x) in-house counsel for the Borrower and (y) Freshfields Bruckhaus Deringer US LLP, counsel for the Borrower, in the case of clauses (x) and (y) substantially in the form of the opinions delivered on the Effective Date pursuant to Section 4.01(e)(iv) of the Credit Agreement.

(b)
Receipt by the Administrative Agent of a certificate of the Borrower, dated the Increased Facility Closing Date, in form and substance reasonably acceptable to the Administrative Agent, signed by a duly authorized officer of the Borrower, certifying that:
(i)
all of the information certified in, and all of the representations and warranties set forth in, the certificate delivered on the Effective Date by the Borrower pursuant to Section 4.01(d) and 4.01(e)(ii) and (iii) of the Credit Agreement are true and correct as of the Increased Facility Closing Date as if certified and set forth therein as of the Increased Facility Closing Date, and the copies attached thereto of the certificate of incorporation and bylaws of the Borrower and of resolutions of the Borrower’s board of directors are true and complete and have not been amended, modified, revoked or rescinded and are in full force and effect as of the Increased Facility Closing Date.
(ii)
(x) the representations and warranties contained in Section 5.01 of the Credit Agreement are true and correct in all material respects on and as of the Increased Facility Closing Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (y) no Default or Event of Default has occurred and is continuing on the Increased Facility Closing Date or shall result from the proposed Commitment Increase.
(c)
The applicable Lenders, Additional Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, in connection with the Commitment Increase.
4.
For the avoidance of doubt, (x) the Loans provided pursuant to this Supplement with respect to the increase in Term Loan 1 Commitments shall have the same terms (including with respect to the Termination Date, repayment and use of proceeds) as the Term Loan 1 Facility, and (y) the Loans provided pursuant to this Supplement with respect to the increase in Term Loan 2 Commitments shall have the same terms (including with respect to the Termination Date, repayment and use of proceeds) as the Term Loan 2 Facility.

Section B. Additional Lender Supplement

This Supplement is an Additional Lender Supplement referred to in the Credit Agreement, and the Borrower, the Administrative Agent and each of the undersigned Persons that is not a party to the Credit Agreement as a Lender prior to such Person’s execution hereof (each, an “Additional Lender”) hereby agree that:

1.
Each Additional Lender agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the Increased Facility Closing Date, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Term Loan 1 Commitment and/or Term Loan 2 Commitment, as set forth opposite such Additional Lender’s name on the signature pages hereof under the caption “Term Loan 1 Commitment Amount” or “Term Loan 2 Commitment Amount”.
2.
Each Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (iv) if it is not a “United States person” (as set forth in the Credit Agreement), provided in connection with the execution of this Supplement is any

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documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3.
Each Additional Lender’s address for notices for the purposes of the Credit Agreement is as set forth immediately below such Additional Lender’s signature on the signature pages hereof.
4.
Each Additional Lender is reasonably acceptable to the Administrative Agent.

Bank of China, New York Branch and DBS Bank Ltd. shall constitute joint lead arrangers and co-syndication agents with respect to the Commitment Increase.

Industrial and Commercial Bank of China Limited, New York Branch and Oversea-Chinese Banking Corporation Limited, New York Agency shall constitute co-documentation agents with respect to the Commitment Increase.

Sections 9.04, 9.09, 9.10, and 9.11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis. This Supplement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

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ORACLE CORPORATION,
as Borrower

By:	/s/ Gregory Hilbrich
	Name:	Gregory Hilbrich
	Title:	Executive Vice President, Taxation and Treasurer

[Signature Page to Commitment Increase and Additional Lender Supplement]

Term Loan 2 Commitment Amount $170,000,000.00	INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Yu Wang
	Name:	Yu Wang
	Title:	Director

By:	/s/ Yuanyuan Peng
	Name:	Yuanyuan Peng
	Title:	Executive Director

Address for notices:

725 5th Avenue, 20/F New York NY 10022 Telephone: (212) 796-1995 Email: yu.wang@us.icbc.com.cn ATTN: Yu (Julia) Wang

[Signature Page to Commitment Increase and Additional Lender Supplement]

Term Loan 1 Commitment Amount $300,000,000.00	BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

Address for notices:

Corporate Banking Department, 1045 Avenue of the Americas, BANK OF CHINA, NEW YORK BRANCH Telephone: (646) 231-3135 Email: JSHEN@BOCUSA.COM ATTN: John Shen

[Signature Page to Commitment Increase and Additional Lender Supplement]

Term Loan 1 Commitment Amount $500,000,000.00	DBS Bank Ltd., as an Additional Lender

By:	/s/ Kate Khoo
	Name:	Kate Khoo
	Title:	Vice President

Address for notices:

See Administrative Questionnaire

[Signature Page to Commitment Increase and Additional Lender Supplement]

Term Loan 1 Commitment Amount $300,000,000.00	Oversea-Chinese Banking Corporation Limited, NEW YORK AGENCY, as an Additional Lender

By:	/s/ CHARLES ONG
	Name:	Charles Ong
	Title:	General Manager

Address for notices:

OCBC Bank, New York Agency 1700 Broadway, 18th Floor New York, NY 10019 Telephone: (917) 434-5100 Email: dianepockaj@ocbc.com ATTN: Diane Pockaj

[Signature Page to Commitment Increase and Additional Lender Supplement]

CONSENTED TO:

THE BANK OF NOVA SCOTIA,

as Administrative Agent

By:	/s/ Luke Copley
	Name:	Luke Copley
	Title:	Director

[Signature Page to Commitment Increase and Additional Lender Supplement]